ORTHOHELIX SURGICAL DESIGNS, INC.

TABLE OF CONTENTS

Page

FINANCIAL STATEMENTS

Balance Sheets	2-3

Statements of Income	4

Notes to Financial Statements	5-19

ORTHOHELIX SURGICAL DESIGNS, INC.

BALANCE SHEETS (unaudited)

	SEPTEMBER 30, 2012	DECEMBER 31, 2011

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,303,006	$1,345,600
Accounts receivable—trade, net of allowance for doubtful accounts of $377,865 and $276,558 at September 30, 2012 and December 31, 2011, respectively	4,134,951	3,802,104
Accounts receivable—other	95,533	385,533
Inventory, net	2,982,408	2,035,561
Prepaid expenses and other current assets	294,814	372,170

TOTAL CURRENT ASSETS	8,810,712	7,940,968
PROPERTY AND EQUIPMENT, net	8,217,391	6,410,863

OTHER ASSETS
Computer software, net of accumulated amortization of $131,390 and $118,330 at September 30, 2012 and December 31, 2011, respectively	38,944	39,433
Deposits	27,036	29,536
Intangible assets, net of accumulated amortization of $691,925 and $489,290 at September 30, 2012 and December 31, 2011, respectively	685,722	651,427

TOTAL OTHER ASSETS	751,702	720,396

TOTAL ASSETS	$17,779,805	$15,072,227

ORTHOHELIX SURGICAL DESIGNS, INC.

BALANCE SHEETS (unaudited)

	SEPTEMBER 30, 2012	DECEMBER 31, 2011

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$1,400,000	$750,000
Current portion of capital lease obligations	11,892	18,531
Current portion of long-term debt	933,333	727,272
Accounts payable	1,682,537	1,139,197
Accounts payable—related parties	—	105,236
Accrued expenses	697,300	373,122
Accrued payroll and commissions	1,889,976	1,561,213
Accrued royalties	217,580	188,607

TOTAL CURRENT LIABILITIES	6,832,618	4,863,178
LONG-TERM LIABILITIES, net of current portion
Capital lease obligations	4,455	—
Long-term debt	2,177,778	787,880

TOTAL LONG-TERM LIABILITIES	2,182,233	787,880
STOCKHOLDERS’ EQUITY
Preferred stock
Series D, $960,321 aggregate liquidation preference as of September 30, 2012 and December 31, 2011, respectively (excluding accrued and unpaid dividends)	313	313
Series C, $21,052,034 aggregate liquidation preference as of September 30, 2012 and December 31, 2011, respectively (excluding accrued and unpaid dividends)	7,754	7,754
Series B, $6,483,890 aggregate liquidation preference as of September 30, 2012 and December 31, 2011, respectively (excluding accrued and unpaid dividends)	3,242	3,242
Series A, $1,770,001 aggregate liquidation preference as of September 30, 2012 and December 31, 2011, respectively (excluding accrued and unpaid dividends)	1,362	1,362

	12,671	12,671
Common stock	4,584	4,505
Additional paid-in capital	22,716,694	22,628,264
Accumulated deficit	(13,968,995)	(13,224,271)

TOTAL SHAREHOLDERS’ EQUITY	8,764,954	9,421,169

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,779,805	$15,072,227

ORTHOHELIX SURGICAL DESIGNS, INC.

STATEMENTS OF INCOME (unaudited)

	FOR THE PERIODS FROM JANUARY 1 TO SEPTEMBER 30
	2012	%	2011	%

REVENUES	$20,530,810	100.0	$15,905,955	100.0
COSTS OF GOODS SOLD	5,287,885	25.8	4,165,860	26.2

GROSS PROFIT	15,242,925	74.2	11,740,095	73.8
OPERATING EXPENSES
General and administrative	4,162,619	20.2	2,632,588	16.5
Sales and marketing	10,429,699	50.8	7,982,083	50.2
Research and development	1,613,298	7.9	1,511,690	9.5

TOTAL OPERATING EXPENSES	16,205,616	78.9	12,126,361	76.2

LOSS FROM OPERATIONS	(962,691)	(4.7)	(386,266)	(2.4)
OTHER (EXPENSE) INCOME, net
Interest expense	(142,513)	(0.7)	(77,552)	(0.5)
Interest income	—	—	246	—
Miscellaneous income, net	360,480	1.8	198,817	1.2

TOTAL OTHER (EXPENSE) INCOME, net	217,967	1.1	121,511	0.7

NET LOSS	$(744,724)	(3.6)	$(264,755)	(1.7)

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A – Nature of operations and summary of significant accounting policies

Nature of operations

OrthoHelix Surgical Designs, Inc. (the Company) was incorporated in 2004 to develop a comprehensive set of instruments and implants for use in reconstructive and trauma surgery for extremities. The Company deals specifically with orthopedic surgeons and podiatrists who surgically repair small bones.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash deposits. The Company places its cash in banks at levels that, at times, may exceed federally insured limits.

The Company had purchases from three and four suppliers that comprised 48% and 60% of total purchases during the periods from January 1 to September 30, 2012 and 2011, respectively. As of September 30, 2012 and December 31, 2011 and for the periods from January 1 to September 30, 2012 and 2011, the Company had no other significant concentrations.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers its short-term cash investments, which have an original maturity of three months or less, to be cash equivalents.

Accounts receivable – trade and allowance for doubtful accounts

The Company recognizes an allowance for losses on accounts receivable – trade in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Accounts receivable – other

During the periods from January 1 to September 30, 2012 and 2011, the Company was awarded grants from the State of Ohio. As of September 30, 2012 and December 31, 2011, the Company was due $95,000 and $385,000, respectively, for costs to be reimbursed under the grant agreements. For the periods from January 1 to September 30, 2012 and 2011, the Company recognized income of $458,393 and $334,584, respectively, related to the grants. These amounts are included in miscellaneous income, net on the accompanying statements of income.

Inventory

Inventory, which consists of finished goods, is valued at the lower of cost or market. Specific inventory lots are identified and the cost of each lot is determined on the first-in, first-out (FIFO) method. Except when the Company has planned future use for such inventory, the Company generally considers quantities of inventory in excess of a twelve-month supply to be of no value. For the periods from January to September 30, 2012 and 2011, the Company reduced its inventory and net income by $712,614 and $641,403, respectively, as a result of applying this policy.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A – Nature of operations and summary of significant accounting policies, continued

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which generally range from three to seven years. Maintenance and repairs are charged to expense as incurred.

Long-lived assets are reviewed annually for impairment or whenever events or circumstances indicate the carrying amount may not be recoverable. An asset is considered impaired when the future net undiscounted cash flows generated by the asset are less than its carrying value. For the periods from January 1 to September 30, 2012 and 2011, the Company recorded a change in the reserve of $286,344 and $90,568, respectively. The reserve is based on the amount by which the carrying value of the asset exceeds its fair value. For the periods from January 1 to September 30, 2012 and 2011, the change is included in cost of goods sold on the accompanying statements of income.

Intangible assets

At September 30, 2012 and December 31, 2011, intangible assets consist of patents and loan fees. Intangible assets are recorded at cost and are subject to amortization. During the periods from January 1 to September 30, 2012 and 2011, the Company capitalized costs incurred for submitting applications to the United States Patent and Trademark office. As of September 30, 2012 and December 31, 2011, capitalized patent costs amounted to $1,284,725 and $1,072,509, respectively, and accumulated amortization amounted to $626,282 and $447,452, respectively. For the periods from January 1 to September 30, 2012 and 2011, amortization expense was $178,830 and $133,918, respectively. Amortization expense is expected to be as follows:

For the 12-Month Periods Ended September 30,
2013	$221,322
2014	179,518
2015	128,713
2016	80,314
2017	48,456
Thereafter	120

$658,443

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A – Nature of operations and summary of significant accounting policies, continued

Intangible assets, continued

The Company has a loan agreement with Square 1 Bank (see Notes D and F). The loan agreement has been amended a number of times since its inception in 2009 to allow for increased borrowing availability. Loan costs related to the loan and amendments amounted to $92,922 and $68,208 as of September 30, 2012 and December 31, 2011, respectively, and are amortized using the straight-line method over the term of the loan. As of September 30, 2012 and December 31, 2011, accumulated amortization of loan fees was $65,643 and $41,838, respectively. Amortization expense was $23,805 and $16,772 for the periods from January 1 to September 30, 2012 and 2011, respectively. Amortization expense is expected to be as follows:

For the 12-Month Periods Ended September 30,
2013	$23,231
2014	4,048

$27,279

Revenue recognition

The Company recognizes revenue upon receipt of customer sales and purchase orders, which indicate a surgical procedure has occurred.

Shipping and handling costs

Shipping and handling costs are included in cost of goods sold.

Research and development

Research and development costs are expensed as incurred.

Advertising

All costs related to marketing the Company’s products are expensed in the period incurred, and amounted to $575,753 and $420,515 for the periods from January 1 to September 30, 2012 and 2011, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B – Property and equipment

Property and equipment consisted of the following at September 30, 2012 and December 31, 2011:

	2012	2011
Machinery and equipment	$748,297	$675,061
Furniture and fixtures	537,897	433,736
Computer equipment	288,983	252,233
Leasehold improvements	103,806	78,031
Trays and instruments, net of reserve	13,897,399	10,600,185

	15,576,382	12,039,246
Less: accumulated depreciation and amortization	(7,358,991)	(5,628,383)

	$8,217,391	$6,410,863

Depreciation expense amounted to $1,581,065 and $1,505,629 for the periods from January 1 to September 30, 2012 and 2011, respectively, a portion of which has been included in cost of sales.

NOTE C – Computer software

Computer software costs are being amortized using the straight-line method over three years. Amortization expense was $13,060 and $4,343 for the periods from January 1 to September 30, 2012 and 2011, respectively. Expected future amortization expense as of September 30, 2012 is as follows:

For the 12-Month Periods Ended September 30,
2013	$17,611
2014	13,522
2015	5,027
2016	2,784

$38,944

NOTE D – Line of credit

Prior to January 2011, the Company had a line of credit with a bank whereby the Company could request advances not to exceed the lesser of $1,250,000 or the borrowing base equal to 80% of eligible accounts receivable. Advances on the line bore interest at the greater of 2.25% above prime or 5.50%, but could be increased to the greater of 3.25% above prime if the Company’s liquidity ratio, as defined in the agreement, was reduced to 1.10:1.00.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE D – Line of credit, continued

In January 2011, formula line availability increased to $2,500,000. Advances on the line bore interest at the greater of 1.75% above prime or 5.00%. The line of credit is collateralized by substantially all assets of the Company. In addition, the Company is subject to certain financial covenants. This agreement was amended in January 2012, at which time the availability was increased to $3,500,000. As of September 30, 2012 and December 31, 2011, outstanding borrowings amounted to $1,400,000 and $750,000, respectively. Prime was 3.25% at September 30, 2012 and December 31, 2011.

NOTE E – Capital lease obligation

During the periods from January 1 to September 30, 2012 and 2011, the Company entered into capital lease obligations for equipment. The assets acquired under capital lease arrangements at September 30, 2012 and December 31, 2011 are included on the accompanying balance sheets as follows:

	2012	2011
Machinery and equipment	$42,495	$29,997
Less: accumulated depreciation and amortization	(5,141)	(5,316)

	$37,354	$24,681

The following is a schedule of future minimum lease payments under capital lease obligations together with the present value of the net minimum lease payments at September 30, 2012:

For the 12-Month Periods Ended September 30,
2013	$13,122
2014	5,256

Total minimum lease payments	18,378
Less: amounts representing interest	(2,031)

Present value of net minimum lease payments	$16,347

NOTE F – Long-term debt

Prior to January 2011, the Company had a term loan (Term Loan A) with a bank in the amount of $1,259,773. The loan bore interest at the greater of 4.00% above prime or 7.25%. The loan was payable in 30 equal monthly installments of principal and interest which commenced July 31, 2010 and was collateralized by substantially all assets of the Company.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE F – Long-term debt, continued

In January 2011, the Company obtained an amended term loan (Term Loan B) with the same bank in the amount of $2,000,000, the proceeds of which were used to pay off the Term Loan A principal and accrued interest. The remaining proceeds were used for general working capital purposes and capital expenditures. The loan bore interest at the greater of 3.00% above prime or 6.25% (prime was 3.25% at December 31, 2011). The loan was payable in 33 equal monthly installments of principal plus interest which commenced May 2011, and was collateralized by substantially all assets of the Company. As of December 31, 2011, the outstanding balance on the loan was $1,515,152.

In January 2012, the Company obtained the third amendment to the term loan (Term Loan C) in the amount of $3,500,000, the proceeds of which were used to pay off the Term Loan B principal and accrued interest. The remaining proceeds were used for general working capital purposes and capital expenditures. The loan bears interest at the greater of 3.00% above prime or 6.25% (prime was 3.25% at September 30, 2012). The loan is payable in 45 equal monthly installments of principal plus interest which commenced May 2012, and is collateralized by substantially all assets of the Company. As of September 30, 2012, the outstanding balance on the loan was $3,111,111. In conjunction with this amendment, the Company granted warrants to the bank to purchase up to 10,403 shares of Series D Preferred at a price of $4.77 per share (see Note H).

In addition, the Company is subject to certain financial covenants pursuant to the loan agreement. As of September 30, 2012 and December 31, 2011, the Company is in compliance with such covenants.

Maturities of long-term debt at September 30, 2012 are as follows:

For the 12-Month Periods Ended September 30,
2013	$933,333
2014	933,333
2015	933,333
2016	311,112

$3,111,111

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE G – Capital stock

Common stock

The number of shares of $0.001 par value common stock authorized, issued and outstanding as of September 30, 2012 and December 31, 2011 is as follows:

	2012		2011
		Issued and		Issued and
	Authorized	Outstanding	Authorized	Outstanding
Voting	18,000,000	4,184,668	18,000,000	4,184,668
Nonvoting	625,000	295,382	625,000	227,882

In addition, the Company has authorized 6,375,000 shares of common stock to be designated as voting or nonvoting at the discretion of the Company’s Board of Directors as of September 30, 2012 and December 31, 2011.

For the periods from January 1 to September 30, 2012 and 2011, respectively, stock options for 67,500 and 55,430 shares of common stock were exercised. See Note H.

Series D participating convertible preferred stock

In January 2011, the Company authorized 500,000 shares of $0.001 par value Series D participating convertible preferred stock (the Series D Preferred), with 312,808 shares issued and outstanding (convertible into equal respective shares of common stock) as of September 30, 2012 and December 31, 2011. The Series D Preferred accrues an annual cumulative dividend of 6% per annum, compounded annually, payable in cash upon liquidation or redemption or if and when declared by the Board of Directors from legally available funds. The Series D Preferred is senior to all other classes or series of stock with respect to dividends.

Upon a liquidation event, each holder of Series D Preferred will receive a distribution prior to all other classes or series of stock equal to the original purchase per share plus any accrued and unpaid dividends and be entitled to participate with holders of all other classes or series of stock in the sharing of the remaining liquidation proceeds on an as-converted basis. No dividends have been declared or paid and the aggregate and per-share amounts of arrearages in cumulative preferred dividends amounted to $97,798 and $0.31, respectively, at September 30, 2012 and $53,941 and $0.17, respectively, at December 31, 2011.

At the election of the majority of the Series D Preferred stockholders, any time on or after January 5, 2013, the Company may be required to redeem all Series D Preferred at a per share price equal to the liquidation preference as described above.

Each holder of Series D Preferred shall be entitled to a number of votes equal to the number of shares issuable upon its conversion into common stock.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE G – Capital stock, continued

Series D participating convertible preferred stock, continued

Series D Preferred will be automatically converted into common stock at the election of a majority of the Series D Preferred stockholders or upon the closing of a firm commitment for an underwritten public offering with a price per share of not less than five times the Series C Preferred purchase price and net proceeds to the Company of not less than $50,000,000.

Series C participating convertible preferred stock

As of September 30, 2012 and December 31, 2011, the Company has authorized 10,500,000 shares of $0.001 par value Series C participating convertible preferred stock (the Series C Preferred), with 7,753,972 shares issued and outstanding (convertible into equal respective shares of common stock) as of September 30, 2012 and December 31, 2011. The Series C Preferred accrues an annual cumulative dividend of 8% per annum, compounded annually, payable in cash or additional Series C Preferred shares (at the original issue price) upon liquidation or redemption or if and when declared by the Board of Directors from legally available funds. The Series C Preferred is senior to the Series B Preferred, Series A Preferred, and common stock with respect to dividends.

Upon a liquidation event, each holder of Series C Preferred will receive a distribution prior to holders of the Series B Preferred, the Series A Preferred and common stock equal to one and one-half times the original purchase per share plus any accrued and unpaid dividends and be entitled to participate with holders of all other classes or series of stock in the sharing of the remaining liquidation proceeds on an as-converted basis. No dividends have been declared or paid and the aggregate and per-share amounts of arrearages in cumulative preferred dividends amounted to $4,848,427 and $0.63, respectively, at September 30, 2012, and $3,788,399 and $0.49, respectively, at December 31, 2011.

At the election of the majority of the Series C Preferred stockholders, any time after four years from issuance of the Series B Preferred, the Company may be required to redeem all Series C Preferred at a per share price equal to the liquidation preference as described above.

Each holder of Series C Preferred shall be entitled to a number of votes equal to the number of shares issuable upon its conversion into common stock.

Series C Preferred will be automatically converted into common stock at the election of a majority of the Series C Preferred stockholders or upon the closing of a firm commitment for an underwritten public offering with a price per share of not less than five times the Series C Preferred purchase price and net proceeds to the Company of not less than $50,000,000.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE G – Capital stock, continued

Series B participating convertible preferred stock

As of September 30, 2012 and December 31, 2011, the Company has authorized 3,500,000 shares of $0.001 par value Series B participating convertible preferred stock (the Series B Preferred), with 3,241,945 shares issued and outstanding (convertible into equal respective shares of common stock) as of either period end. The Series B Preferred accrues an annual cumulative dividend of 8% per annum, payable upon liquidation or redemption or if and when declared by the Board of Directors from legally available funds. The Series B Preferred is senior to the Series A Preferred and common stock with respect to dividends.

Upon a liquidation event, each holder of Series B Preferred will receive a distribution prior to holders of the Series A Preferred and common stock, equal to two times the original purchase price per share plus any accrued and unpaid dividends and be entitled to participate with holders of all other classes or series of stock in the sharing of the remaining liquidation proceeds on an as-converted basis. No dividends have been declared or paid and the aggregate and per-share amounts of arrearages in cumulative preferred dividends amounted to $1,463,612 and $0.45, respectively, at September 30, 2012, and $1,269,095 and $0.39, respectively, at December 31, 2011.

At the election of the majority Series B Preferred stockholders, any time after four years from issuance, the Company may be required to redeem all shares of Series B Preferred at a per share price equal to the liquidation preference as described above.

Each holder of Series B Preferred shall be entitled to a number of votes equal to the number of shares issuable upon its conversion into common stock.

Series B Preferred will be automatically converted into common stock at the election of a majority of the Series B Preferred stockholders or upon the closing of a firm commitment for an underwritten public offering with a price per share of not less than five times the Series C Preferred purchase price and net proceeds to the Company of not less than $50,000,000.

Series A participating convertible preferred stock

As of September 30, 2012 and December 31, 2011, the Company has authorized 2,500,000 shares of $0.001 par value Series A participating convertible preferred stock (the Series A Preferred), with 1,361,539 shares issued and outstanding (convertible into 1,500,000 shares of common stock) as of either period end. The Series A Preferred accrues an annual cumulative dividend of 6% per annum, payable upon liquidation or redemption or if and when declared by the Board of Directors from legally available funds. The Series A Preferred is senior to common stock with respect to dividends.

Upon a liquidation event, each holder of Series A Preferred will receive a distribution prior to any distribution to common stockholders equal to the original purchase price per share plus any accrued and unpaid dividends and be entitled to participate with holders of all other classes or series of stock in the sharing of the remaining liquidation proceeds on an as-converted basis. No dividends have been declared or paid and the aggregate and per-share amounts of arrearages in cumulative preferred dividends amounted to $705,332 and $0.52, respectively, at September 30, 2012, and $625,682 and $0.46, respectively, at December 31, 2011.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE G – Capital stock, continued

Series A participating convertible preferred stock, continued

At the election of the majority of Series A Preferred stockholders, any time after seven years from issuance, the Company may be required to redeem all Series A Preferred stock at a per share price equal to the liquidation preference as described above.

Each holder of Series A Preferred shall be entitled to a number of votes equal to the number of shares issuable upon its conversion into common stock.

Series A Preferred will be automatically converted into common stock at the election of a majority of the Series A Preferred stockholders or upon the closing of a firm commitment for an underwritten public offering with a price per share of not less than five times the original Series C Preferred purchase price and net proceeds to the Company of not less than $50,000,000.

NOTE H – Share-based compensation

Stock options

The Company has granted 2,962,025 and 2,847,025 stock options to certain employees, outside consultants, independent contractors and board members pursuant to incentive stock option agreements and non-qualifying stock option agreements to purchase shares of the Company’s stock as of September 30, 2012 and December 31, 2011, respectively. As of September 30, 2012 and December 31, 2011, the exercise price ranges from $0.15 to $1.95 per share, which is equal to the estimated fair value of the stock on the date of the grant. The vesting periods in all shares range from 18 to 60 months. Management anticipates the average term of the options will be four years. In addition, management has reserved a pool of common shares to be issued when the options are exercised.

The Company accounts for its stock options in accordance with Accounting Standards Codification (ASC) 718 Compensation – Stock Compensation. Pursuant to this guidance, stock options are valued at fair value on the grant date and compensation cost is expensed ratably over the vesting period. Using the Black-Scholes-Merton option pricing model, management has determined that the options have a value of $0.01 to $1.39 per share, resulting in an original total compensation cost of $742,875 and $690,535 at Septmeber 30, 2012 and December 31, 2011, respectively. Due to employee terminations, this compensation cost has been adjusted to $620,838 and $581,250 as of September 30, 2012 and December 31, 2011, respectively. Compensation cost will be expensed over the requisite service period. Prior to January 1, 2011, the Company expensed $309,630 in compensation cost relating to these options and for the year ended December 31, 2011, the Company expensed $73,859 in compensation cost and $68,778 for the period from January 1 to September 30, 2012. The remaining compensation cost of $168,571 will be expensed over the next four years.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE H – Share-based compensation, continued

Stock options, continued

The assumptions used and the calculated fair value of the options issued during the period from January 1 to September 30, 2012 and during 2011 are as follows:

	2012	2011
Expected dividend yield	0.0%	0.0%
Risk-free interest rate	1.6% – 2.2%	2.0% – 3.6%
Expected volatility	33.0%	41.0%
Average expected life in years	4.0	4.0
Weighted average calculated value of options granted in the current year	$0.46	$0.41

The following is an analysis of options to purchase shares of the Company’s stock issued and outstanding as of September 30, 2012 and December 31, 2011:

	2012		2011
		Weighted		Weighted
		Average		Average
	Total	Exercise	Total	Exercise
	Options	Price	Options	Price
Options outstanding, beginning of period	2,008,091	$0.49	1,747,021	$0.40
Granted	115,000	1.57	326,500	1.17
Exercised	(67,500)	0.29	(55,430)	0.35
Expired/cancelled	(30,500)	0.74	(10,000)	1.30

Options outstanding, end of period	2,025,091	$0.53	2,008,091	$0.49

Options exercisable, end of period	1,441,054	$0.42	1,132,212	$0.37

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE H – Share-based compensation, continued

Stock options, continued

	2012		2011
		Weighted		Weighted
		Average		Average
	Total	Exercise	Total	Exercise
	Options	Price	Options	Price
Nonvested options, beginning of period	875,879	$0.64	913,587	$0.34
Granted	115,000	1.57	326,500	1.17
Vested	(406,842)	0.48	(364,208)	0.33

Nonvested options, end of period	584,037	$0.77	875,879	$0.64

At September 30, 2012 and December 31, 2011, compensation cost of approximately $168,571 and $170,722, respectively, has not yet been recognized on nonvested awards. The weighted average period over which it is expected to be recognized is two years.

During the period from January 1 to September 30, 2012, 67,500 options were exercised at a weighted average price of $0.29 per share. During 2011, 55,430 options were exercised at a price of $0.35 per share.

Warrants

During the period from January 1 to September 30, 2012, the Company granted warrants to a bank to purchase up to 10,403 shares of Series D Preferred at a price of $4.77 per share. In addition, during 2011, the Company granted warrants to a bank in conjunction with the line of credit and term loan agreements (see Notes D and F) to purchase up to 8,080 shares of Series D Preferred at a price of $3.07 per share. A warrant to purchase 35,221 shares of Series C Preferred at a price of $2.71 per share was previously granted to the same bank and was outstanding as of September 30, 2012 and December 31, 2011. For the period from January 1 to September 30, 2012 and 2011, there was no expense associated with these warrants.

In conjunction with the Series D Preferred financing, investors who contributed in excess of their pro-rata allocation were granted warrants to purchase up to 31,957 shares of additional Series D Preferred at a price of $3.07 per share. For the periods from January 1 to September 30, 2012 and 2011, there was no expense associated with these warrants.

In addition, the Company has previously granted warrants to a board member in conjunction with a termination agreement to purchase up to 15,000 shares of common stock at a price of $0.65 per share. In 2011, these warrants were exercised.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE I – Related party transactions

The Company provided a loan to an employee in the amount of $40,000, with an annual interest rate of 5%. Pursuant to the terms of the note receivable, the Company will forgive the loan in four equal installments of $11,280, including interest, beginning April 4, 2006. As of September 30, 2012 and December 31, 2011, $22,106 was due from the employee, which includes $787 of accrued interest. During 2007, the employee was terminated and the Company determined that this note may not be collectible. Accordingly, the balance of the note was reserved for in full at September 30, 2012 and December 31, 2011.

During the periods from January 1 to September 30, 2012 and 2011, the Company had sales amounting to $2,143,902 and $2,371,532, respectively, which were the result of surgical procedures performed by certain officers, directors and stockholders of the Company.

During the periods from January 1 to September 30, 2012 and 2011, the Company purchased $521,232 and $189,948 of legal and consulting services from three and two vendors, respectively, who are stockholders. In addition, from January 1 to September 30, 2012 and 2011, the Company paid $0 and $72,805, respectively, to a sales agent who is also a holder of the Company’s Series C Preferred stock. During the periods from January 1 to September 30, 2012 and 2011, the Company paid $167,664 and $235,765, respectively, in commission payments to option holders, and $134,717 and $78,865, respectively, in interest and fees to a bank that holds warrants for the Company’s Series C Preferred and Series D Preferred.

The Company also has royalty and consulting agreements with certain shareholders. During the periods from January 1 to September 30, 2012 and 2011, royalty payments, consulting fees and related reimbursed expenses amounted to $497,126 and $448,264, respectively. As of September 30, 2012 and December 31, 2011, accrued royalties to these shareholders amounted to $166,914 and $153,788, respectively.

NOTE J – Income taxes

Deferred income taxes are recorded for timing differences between financial and income tax reporting and relate primarily to inventory reserves, depreciation expense and operating loss carryforwards. The Company’s net deferred tax asset was $0 at September 30, 2012 and December 31, 2011, and was comprised of the following:

	2012	2011
Deferred tax assets	$6,547,000	$6,461,000
Deferred tax liabilities	(1,792,000)	(1,686,600)

Net deferred tax asset	4,755,000	4,774,400
Less: valuation allowance	(4,755,000)	(4,774,400)

	$—	$—

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE J – Income taxes, continued

As of September 30, 2012 and December 31, 2011, the Company has net operating loss carryforwards amounting to $10,778,546 and $12,793,006, respectively. Substantially all of the net operating loss carryforwards expire between 2027 to 2032.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of September 30, 2012 and December 31, 2011, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ended December 31, 2009, 2010 and 2011.

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. However, no such interest and penalties were recorded for the periods from January 1 to September 30, 2012 and 2011.

NOTE K – Operating leases

The Company leases its facilities and certain equipment under various leasing arrangements. Future minimum lease payments due under these agreements are as follows:

For the 12-Month Periods Ended September 30,
2013	$356,965
2014	256,657
2015	59,147
2016	15,040
2017	6,930

$694,739

For the periods from January 1 to September 30, 2012 and 2011, rental expense was $278,596 and $220,107, respectively.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE L – Profit sharing plan

The Company sponsors a 401(k) savings plan covering substantially all of its employees. Pursuant to the Plan document, there are no Company matching contributions and discretionary contributions are allowed. For the periods from January 1 to September 30, 2012 and 2011, there were no discretionary contributions made to plan participants.

NOTE M – Commitments and contingencies

In the ordinary course of business, the Company is the subject of, or party to, pending or threatened litigation, assessments, and claims. While it is not possible to predict with certainty the outcome of such matters individually or in the aggregate, management believes that any ultimate result will not have a materially adverse effect on the financial position and result of operations of the Company.

NOTE N – Subsequent event

On August 23, 2012, the Company entered into an agreement with Tornier N.V. (Tornier), a Dutch company, to sell the equity of the Company for $100 million in cash and $35 million of Tornier ordinary shares (the Initial Proceeds). The number of ordinary shares of Tornier stock was calculated based on a share price of $18.03 per share. In addition to the Initial Proceeds, the equity holders have the potential to receive an additional $20 million in cash through early 2015 based on revenue growth of the combined entities’ lower extremity sales. The outstanding debt of the Company at closing is be paid off from the Initial Proceeds. The closing of the transaction occurred on October 4, 2012.